UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2009 (January 26, 2009)

KEY ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8038	04-2648081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas  77010

(Address of Principal Executive Offices and Zip Code)

713/651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Key Energy Company, Inc. (the “Company”) announced on January 26, 2009 that William M. Austin, the Company’s Executive Vice President and Chief Financial Officer, will be resigning from the Company effective February 6, 2009.

J. Marshall Dodson, Vice President and Chief Accounting Officer, has been appointed principal financial officer of the Company effective upon Mr. Austin’s resignation until such time as the Board of Directors elects a new Chief Financial Officer.  Mr. Dodson will continue to also serve as Vice President and Chief Accounting Officer during this interim period.

Mr. Dodson, age 37, joined the Company as Vice President and Chief Accounting Officer on August 22, 2005.  Prior to joining the Company, Mr. Dodson served in various capacities at Dynegy, Inc. from 2002 to August 2005, most recently serving as Managing Director and Controller, Dynegy Generation.  Mr. Dodson started his career with Arthur Andersen LLP in Houston, Texas in 1993, serving most recently as a senior manager prior to joining Dynegy, Inc.  Mr. Dodson is a Certified Public Accountant and received a BBA from the University of Texas at Austin in 1993.

A press release issued on January 26, 2009 in connection with the announcement of Mr. Austin’s resignation and Mr. Dodson’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

99.1         Press release dated January 26, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: January 30, 2009	By:	/s/ KIMBERLY R. FRYE
Kimberly R. Frye
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 26, 2009.